UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Obagi Medical Products, Inc.

(Exact name of registrant as specified in its charter)

Delaware	95-4658730
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

310 Golden Shore, Long Beach, CA	90802
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, par value $0.001 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates:  333-137272

Securities to be registered pursuant to Section 12(g) of the Act:

Not applicable

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.    Description of Registrant’s Securities to be Registered.

Incorporated herein by reference to the information set forth under the heading “Description of Capital Stock” contained in the Registrant’s Registration Statement on Form S-1 under the Securities Act of 1933, as amended (the “Registration Statement”) (Registration No. 333-137272).

Item 2.    Exhibits.

The following exhibits are filed as part of the Registration Statement.

EXHIBIT NUMBER	DESCRIPTION

3.1(1)	Form of Amended Restated Certificate of Incorporation of the Company

3.2(1)	Form of Amended and Restated Bylaws of the Company

4.1(1)	Specimen Stock Certificate

4.2(1)	Investor’s Rights Agreement, by and between the Company and Austin T. McNamara, dated April 1, 2002

4.3(1)	Investor’s Rights Agreement, by and among the Company, Mandarin Partners LLC and the Zein & Samar Obagi Family Trust dated December 2, 1997, as amended and assigned

(1)  Filed as an exhibit to the Registration Statement and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:	December 11, 2006	Obagi Medical Products, Inc.
(Registrant)

		By:	/s/ Steven R. Carlson
		Name:	Steven R. Carlson
		Title:	Chief Executive Officer and President